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                                                                      EXHIBIT 99


                   Certification of Periodic Financial Reports


     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned officer of Visteon Corporation (the "Company") and fiduciary of the Visteon Investment Plan (the "Plan"), hereby certify, based on my knowledge, that the Annual Report on Form 11-K of the Plan for the year ended December 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



                                   /s/ Robert H. Marcin
                                   ---------------------------------------------
                                   Robert H. Marcin
                                   Senior Vice President, Corporate Relations
                                   Chair, Visteon Investment Plan Administrative
                                     Committee



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.